Exhibit 99.1

Xylem

1133 Westchester Ave., White Plains, NY 10604

Tel +1.914.323.5700 Fax +1.914.696.2960

FOR IMMEDIATE RELEASE

Contacts:
Media	Investors
Tom Glover	Phil De Sousa
+1-914-323-5891	+1-914-323-5930
Tom.Glover@xyleminc.com	Phil.DeSousa@xyleminc.com

Xylem Inc. reports solid first quarter 2012 results; affirms previous full-year guidance

•	First quarter 2012 revenue up 6 percent in constant currencies to $925 million; up 4 percent as reported

•	First quarter 2012 adjusted net income of $67 million or $0.36 per share, up 9 percent on a normalized basis; $63 million or $0.34 per share as reported

•	Orders for the quarter exceed $1 billion for the first time; up 3 percent over Q1 2011

•	YSI acquisition integration ahead of plan; accretive to earnings per share

WHITE PLAINS, N.Y., May 3, 2012 – Xylem Inc. (NYSE: XYL), a leading global water technology company focused on solving the world’s most challenging water issues, today reported first quarter revenue of $925 million, up 6 percent from the first quarter 2011 on a constant currency basis and up 4 percent on a reported basis. First quarter net income was $63 million or $0.34 per share. Adjusting for one-time separation costs resulting from the Xylem spinoff from ITT Corporation on October 31, 2011, net income was $67 million or $0.36 per share, up 9 percent or 3 cents per share over the first quarter 2011 on a normalized basis.*

“Our growth in revenue and operating earnings in the first quarter is a testament to the strength of our comprehensive water portfolio, particularly the investments we’ve made in expanding our analytics and dewatering platforms,” said Gretchen McClain, president and chief executive officer of Xylem. “We believe we are particularly well-positioned to capture growth opportunities from the diverse end markets we serve.”

“We continue to see strong growth in our businesses serving the industrial markets, our largest end market,” McClain continued. “We are gaining market share in commercial building services, bolstered by some of our new products including the energy-saving eSV multistage booster pump. Total orders for the quarter exceeded $1 billion for the first time. And our latest acquisition, YSI, is already contributing to earnings and its integration into the rest of the business is ahead of plan. Solid free cash flow performance allows us to continue to make strategic investments and drive future growth.”

Xylem achieved free cash flow of $41 million and an adjusted operating margin of 11.2 percent, excluding non-recurring separation costs. Operating margin was also impacted by incremental stand-alone costs of $10 million, which reduced margin by 110 basis points.

*	The 2011 normalized earnings per share reflect adjustments (including interest expense, stand-alone costs, and special tax items) to our GAAP results to better illustrate year-over-year performance. The normalized earnings are intended to give a representation of our performance had Xylem been a stand-alone company in 2011.

First Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure businesses provide equipment and services focused on the transport, treatment and testing of water and wastewater in the public utility and industrial markets.

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First quarter 2012 segment revenue was $584 million, up 8 percent from the first quarter of 2011 on a constant currency basis, and up 6 percent on a reported basis. This reflects the YSI acquisition, growth in industrial applications and growth in emerging markets.

•	Segment orders were $638 million for the quarter, up 4 percent over last year, reflecting the YSI acquisition.

•

First quarter adjusted segment operating margin, excluding non-recurring separation costs but including the impact of stand-alone costs, expanded by 160 basis points from the first quarter 2011 to 13.2 percent, driven by price and productivity gains. Stand-alone costs impacted operating margin by 20 basis points for the first quarter 2012.

Applied Water

Xylem’s Applied Water businesses provide equipment and services in the residential and commercial building services, general industrial and agricultural markets.

•

First quarter 2012 segment revenue and orders were $355 million and $382 million, respectively, both up 1 percent over the first quarter of 2011 on an organic basis. Solid growth in general industry, commercial building services, and food and beverage was mostly offset by residential market weakness in Europe and the Middle East.

•

First quarter adjusted segment operating margin, excluding non-recurring separation costs but including stand-alone costs, was 11.5 percent, down 150 basis points from the first quarter 2011, driven by lower volume in highly profitable HVAC products due to a warm winter in the U.S., lower marine volume and continued investment in the segment. Stand-alone costs impacted operating margin 60 basis points for the first quarter of 2012.

Affirming previous full-year 2012 guidance

Xylem is affirming previous guidance for full-year 2012 revenue in the range of $3.9 billion – $4.0 billion, representing year-over-year organic growth of 4 to 6 percent. Operating margins are anticipated to be in the range of 12.7 to 13.3 percent, excluding spinoff-related costs, but including incremental stand-alone costs of $25 to $30 million as Xylem completes its first full year as an independent company. These stand-alone costs will offset operating margin by 60 to 80 basis points. Full-year 2012 adjusted net income is forecast to be $334 million to $362 million, for adjusted earnings per share of $1.80 to $1.95 for the full year 2012, which reflects expected growth of 8 to 17 percent over normalized 2011. Reported net income, which includes one-time separation costs, is anticipated to range from $319 million to $350 million, or $1.72 to $1.89 per share.

More detail available

Supplemental information on Xylem’s first quarter earnings, including reconciliations for certain non-GAAP items, is posted at investors.xyleminc.com.

About Xylem

Xylem (XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Launched in 2011 from the spinoff of the water-related businesses of ITT Corporation, Xylem is headquartered in White Plains, N.Y., with 2011 annual revenues of $3.8 billion and 12,500 employees worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all — that which occurs in nature. For more information, please visit us at www.xyleminc.com.

Forward-Looking Statements

This document contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements about the separation of Xylem Inc. (the “Company”) from ITT Corporation, the terms and the effect of the separation, the nature and impact of the separation, capitalization of the Company, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to orders, sales, operating margins and earnings per share growth, and statements expressing general views about future operating results — are forward-looking statements.

Caution should be taken not to place undue reliance on any such forward-looking statements because they involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those set forth in Item 1A in our Annual Report on Form 10-K, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

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XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED INCOME STATEMENTS (Unaudited)

(in millions, except per share data)

For the three months ended March 31,	2012	2011
Revenue	$925	$890
Cost of revenue	562	553

Gross profit	363	337
Selling, general and administrative expenses	231	210
Research and development expenses	28	24
Separation costs	5	3

Operating income	99	100
Interest expense	14	—
Other non-operating (expense) income, net	(1)	1

Income before taxes	84	101
Income tax expense	21	23

Net income	$63	$78

Earnings per share:
Basic	$0.34	$0.42
Diluted	$0.34	$0.42
Weighted average number of shares – Basic	185.4	184.6
Weighted average number of shares – Diluted	185.9	184.6

Dividends declared per share	$0.1012	$—

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)

(in millions)

For the three months ended March 31,	2012	2011
Net income	$63	$78
Other comprehensive income, before tax:
Foreign currency translation adjustment	49	86
Net change in cash flow hedges:
Unrealized gains (losses)	4	—
Net change in postretirement benefit plans:
Amortization of net actuarial loss	2	—
Settlement	2	—

Other comprehensive income, before tax	57	86
Income tax expense related to items of other comprehensive income	2	—

Other comprehensive income, net of tax	55	86

Comprehensive income	$118	$164

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions, except per share amounts)

	March 31, 2012	December 31, 2011
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$347	$318
Receivables, less allowances for discounts and doubtful accounts of $32 and $37 in 2012 and 2011, respectively	761	756
Inventories, net	465	426
Prepaid and other current assets	117	97
Deferred income tax assets	45	45

Total current assets	1,735	1,642

Property, plant and equipment, net	468	463
Goodwill	1,631	1,610
Other intangible assets, net	502	505
Other non-current assets	177	173

Total assets	$4,513	$4,393

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$329	$322
Accrued and other current liabilities	486	490
Short-term borrowings and current maturities of long-term debt	4	5

Total current liabilities	819	817

Long-term debt	1,202	1,201
Accrued postretirement benefits	320	316
Deferred income tax liability	155	165
Other non-current accrued liabilities	68	67

Total liabilities	2,564	2,566

Commitments and contingencies (Note 14)
Stockholders’ equity:
Common Stock – authorized 750.0 shares, par value $0.01 per share:
Issued 185.4 shares and 184.6 shares in 2012 and 2011, respectively	2	2
Capital in excess of par value	1,687	1,663
Retained earnings	84	40
Treasury stock – at cost 0.1 shares and 0 shares in 2012 and 2011, respectively	(1)	—
Accumulated other comprehensive income	177	122

Total stockholders’ equity	1,949	1,827

Total liabilities and stockholders’ equity	$4,513	$4,393

XYLEM INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS (Unaudited)

(in millions)

For the three months ended March 31,	2012	2011
Operating Activities
Net income	$63	$78
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	34	33
Share-based compensation	5	3
Payments of restructuring	—	(5)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	7	(3)
Changes in inventories	(31)	(16)
Changes in accounts payable	14	(31)
Changes in accrued liabilities	(25)	(5)
Changes in accrued taxes	3	11
Net changes in other assets and liabilities	(9)	6

Net Cash - Operating activities	61	71

Investing Activities
Capital expenditures	(31)	(19)
Proceeds from the sale of property, plant and equipment	2	2
Other, net	—	(1)

Net Cash - Investing activities	(29)	(18)

Financing Activities
Net transfer (to)/from former parent	(6)	(33)
Issuance of short-term debt	3	—
Principal payments of debt and capital lease obligations	(3)	—
Purchase of common stock	(1)	—
Proceeds from exercise of employee stock options	16	—
Tax impact from equity compensation activity	(1)	—
Dividends paid	(19)	—
Other, net	1	—

Net Cash - Financing activities	(10)	(33)

Effect of exchange rate changes on cash	7	3

Net change in cash and cash equivalents	29	23
Cash and cash equivalents at beginning of year	318	131

Cash and cash equivalents at end of year	$347	$154

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$11	$—
Income taxes (net of refunds received)	$18	$9

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenues, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of foreign currency fluctuations, intercompany transactions, and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries where the functional currency is the local currency.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude for one-time separation costs associated with the Xylem spin-off from ITT Corporation.

“Operating Income *” and “Adjusted EPS” defined as operating income and earnings per share, adjusted to exclude one-time separation costs associated with the Xylem spin-off from ITT Corporation and tax-related special items.

“Normalized EPS” defined as earnings per share, adjusted to exclude one-time separation costs associated with the Xylem spin-off from ITT Corporation and tax-related special items, as well as an adjustment to reflect the incremental current period amount of interest expense and stand-alone costs in the prior comparable period.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue / Order Growth

($ Millions)

	(As reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (B + D) / A
	Orders	Orders	Change 2012 v. 2011	% Change 2012 v. 2011	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2012 v. 2011	% Change Adj. 2012 v. 2011
	2012	2011
Orders
Quarter Ended March 31, 2012

Xylem Inc.	1,004	978	26	2.7%	(37)	18	—	7	0.7%	4.5%

Water infrastructure	638	612	26	4.2%	(37)	13	—	2	0.3%	6.4%
Applied Water	382	381	1	0.3%	—	5	(1)	5	1.3%	1.6%

	Revenue	Revenue	Change 2012 v. 2011	% Change 2012 v. 2011	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2012 v. 2011	% Change Adj. 2012 v. 2011
	2012	2011
Revenue
Quarter Ended March 31, 2012

Xylem Inc.	925	890	35	3.9%	(34)	14	—	15	1.7%	5.5%

Water infrastructure	584	551	33	6.0%	(34)	10	1	10	1.8%	7.8%
Applied Water	355	355	—	0.0%	—	5	—	5	1.4%	1.4%

Note: Due to rounding and intersegment eliminations the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

For The Three Months Ended 2012 & 2011

($ Millions, except per share amounts)

	Q1 2012	Q1 2011
Net Income	63	78
Separation costs, net of tax	4	2

Adjusted Net Income before Special Tax Items	67	80

Special Tax Items	—	—

Adjusted Net Income	67	80

Diluted Earnings per Share	$0.34	$0.42
Separation costs per Share	$0.02	$0.01

Adjusted diluted EPS before Special Tax Items	$0.36	$0.43
Special Tax Items per Share	$0.00	$0.00

Adjusted diluted EPS	$0.36	$0.43

Xylem Inc. Non-GAAP Reconciliation

Normalized and Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q1 2011							Q1 2012
	As Reported	Adjustments		Adjusted	Adjustments		Normalized	As Reported	Adjustments		Adjusted
Total Revenue	890			890			890	925			925
Operating Income	100	3a		103	(10	)c	93	99	5a		104
Operating Margin	11.2%			11.6%			10.4%	10.7%			11.2%
Interest Expense	—			—	(13	)d	(13)	(14)			(14)
Other Non-Operating Income (Expense)	1			1			1	(1)			(1)

Income before Taxes	101	3		104	(23)		81	84	5		89

Provision for Income Taxes	(23)	(1	)b	(24)	5e		(19)	(21)	(1	)b	(22)

Net Income	78	2		80	(18)		62	63	4		67

Diluted Shares	184.6						184.6	185.9			185.9

Diluted EPS	$0.42	$0.01		$0.43	$(0.10)		$0.33	$0.34	$0.02		$0.36

a	One time separation costs
b	Tax impact of one time separation costs
c	Incremental stand alone costs incurred in 2012
d	Incremental interest expense on long-term debt incurred in 2012
e	Tax impact of incremental interest expense and stand alone costs incurred in 2012

Xylem Inc. Non-GAAP Reconciliation

Segment Operating Income

($ Millions)

Adjusted Segment Operating Income

	Q1		Q2		Q3		Q4
	’12	’11	’12	’11	’12	’11	’12	’11
Total Revenue
• Water Infrastructue	584	551	—	602	—	584	—	679
• Applied Water	355	355	—	385	—	368	—	336

Operating Income
• Water Infrastructue	75	64	—	94	—	87	—	98
• Applied Water	40	46	—	50	—	37	—	27

Separation Costs
• Water Infrastructue	2	—	—	2	—	8	—	6
• Applied Water	1	—	—	—	—	9	—	4

Adjusted Operating Income*
• Water Infrastructue	77	64	—	96	—	95	—	104
• Applied Water	41	46	—	50	—	46	—	31

Operating Margin
• Water Infrastructue	12.8%	11.6%		15.6%		14.9%		14.4%
• Applied Water	11.3%	13.0%		13.0%		10.0%		8.0%

Adjusted Operating Margin*
• Water Infrastructue	13.2%	11.6%		15.9%		16.3%		15.3%
• Applied Water	11.5%	13.0%		13.0%		12.5%		9.2%

*	Adjusted Operating Income excludes non-recurring separation costs

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow

For The Three Months Ended 2012 & 2011

($ Millions)

	Three Months Ended
	2012	2011
Net Cash - Operating Activities	61	71
Capital Expenditures	(31)	(19)

Free Cash Flow, including separation costs	30	52
Separation Costs (Cash Paid incl. Capex)	11	2

Free Cash Flow, excluding separation costs	41	54

Net Income	63	78
Separation Costs, net of tax	4	2

Adjusted Net Income	67	80

Free Cash Flow Conversion	61%	68%